Free Writing Prospectus
Filed Pursuant to Rule 433
Reg-Statement No.
333-195645

Barclays PLC

Fixed Income Investor Presentation

H1 2015 Interim Management Statement

29 July 2015

Continued good progress in H1

Increased Group adjusted pre-tax profits by 11%, with Core up 10%

Positive cost to income jaws: Group adjusted costs of £8.3bn, down 7%

Core business continued to perform well: PBT of £4.2bn and RoE of 11.1%

Further progress on Non-Core: £2.7bn of capital released and RWAs reduced to £57bn

Building capital: CET1 ratio increased to 11.1% and leverage ratio increased to 4.1%

Continued progress on resolving legacy litigation and conduct matters

2 | Barclays H1 2015 Fixed Income Investor Presentation

Accelerating delivery of shareholder value

1 Strategy – focus on what we are good at and where we are good at it

Focus on 3 major core markets – UK, US and South Africa

- With appropriate international network

Take advantage of increased synergies and cross selling between businesses

Accelerate Non-Core run-down

Build on strong Investment Bank performance to generate sustainable economic returns

Continue to progress our UK and US structural reform plans

Emphasise digital innovation and legacy platform improvements to drive efficiency and customer penetration

2 Value Creation

Increase revenue growth to at least market growth

Reallocate capital to the core

Reallocate costs from unproductive activities

Resolve remaining conduct issues

New Non-Core guidance of c.£20bn RWAs in 2017, when we expect to re-integrate

A high and progressive dividend needs to make up a significant portion of annual shareholder return over time

- Prudent to hold dividend at 6.5p for 2015

Committed to other 2016 targets, and over time will:

- Continue to improve CET1 ratio to end-state

- Bring down our cost to income ratio into the mid ‘50s

- Generate a return on equity above the cost of equity

3 High performance ethic with strong values and customer focus

Evaluate the balance between customers and clients, staff, community and shareholders

Build a customer led culture

More external and less internal focused

Streamline processes and increase individual accountability

Decentralise activities back into the businesses

Accelerate the work on culture and values

3 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW CAPITAL & LEVERAGE HOLDCO TRANSITION & STRUCTURAL REFORM LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Performance Overview

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Summary Group financials: H1 adjusted PBT up 11%

Six months ended – June (£m)	2014	2015	% change
Income	13,332	12,982	(3%)
Impairment	(1,086)	(973)	10%
Total operating expenses	(8,877)	(8,262)	7%
– *Costs to achieve (CTA)*	*(494)*	*(316)*	*36%*
– *Litigation and conduct*	*(211)*	*(134)*	*36%*
Adjusted profit before tax	**3,349**	**3,729**	**11%**
Tax	(1,109)	(1,077)	3%
NCI and other equity interests	(480)	(497)	(4%)
Adjusted attributable profit	**1,760**	**2,155**	**22%**
Adjustments – *Own credit*	*52*	*410*	
Adjustments – *Gain on US Lehman acquisition assets*	–	*496*	
Adjustments – *Gain on valuation of a component of the defined retirement benefit liability*	–	*429*	
Adjustments – *Provisions for ongoing investigations and litigation primarily relating to Foreign Exchange*	–	*(800)*	
Adjustments – *Provisions for UK customer redress*	*(900)*	*(1,032)*	
Adjustments – *Loss on sale of Spanish business*	–	*(118)*	
Statutory profit before tax	**2,501**	**3,114**	**25%**
Statutory attributable profit	**1,126**	**1,611**	**43%**
Basic earnings per share[1]	10.9p	13.1p	
Return on average shareholders' equity[1]	6.5%	7.7%	
Dividend per share	2.0p	2.0p	

H1 financial performance[2]

- Group PBT increased 11% to £3.7bn reflecting improvements in all Core operating businesses
- Income decreased 3% to £13.0bn due to Non-Core run-down
  - Core income increased 2%, primarily driven by Barclaycard
- Impairment improved 10% to £1.0bn; loan loss rate reduced 5bps to 40bps
- Costs fell by 7% to £8.3bn primarily driven by savings from strategic cost programmes, especially in Non-Core and the Investment Bank
  - CTA and litigation and conduct charges also reduced
  - Excluding CTA, total Group cost base was £7.9bn
- Attributable profit was £2.2bn, resulting in RoE of 7.7% and EPS of 13.1p
  - Core RoE was 11.1%, with dilution on Group RoE from Non-Core of 3.4%
- Further provision of £850m for UK customer redress made in Q215
  - £600m for PPI and £250m for Packaged Bank Accounts
- Gain of £496m recognised in Q215 on the Lehman settlement
- Statutory PBT increased 25% to £3.1bn, after conduct provisions and other adjusting items
- Dividend of 1p declared for Q215
  - 6.5p dividend planned for FY15, flat on FY14

[1] EPS and RoE calculations are based on adjusted attributable profit, also taking into account tax credits on AT1 coupons | [2] Adjusted metrics unless stated otherwise |

5 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW CAPITAL & LEVERAGE HOLDCO TRANSITION & STRUCTURAL REFORM LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Strengthening key financial metrics

Fully Loaded CET1 ratio1

9.1% 9.5% 9.9% 10.2% 10.3% 10.6% 11.1%

Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15

RWAs (£bn) 442 436 411 413 402 396 377

Leverage ratio2

3.0% 3.1% 3.4% 3.5% 3.7% 3.7% 4.1%

Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15

Leverage exposure (£bn) 1,365 1,326 1,353 1,324 1,233 1,255 1,139

Liquidity and funding

L&A to customers Deposits from customers

89% 89% 88%

LDR3

309 349 310 347 306 347

Dec-14 Mar-15 Jun-15

Liquidity pool (£bn) 149 148 145

Estimated CRD IV liquidity coverage ratio 124% 122% 121%

NSFR4 102% 106%

Dec-14 Mar-15 Jun-15

Highlights

Progressive strengthening of key balance sheet metrics

RWAs reduced to £377bn, improving the CET1 ratio to 11.1%

Leverage exposure decreased by £116bn to £1,139bn (Mar 2015: £1,255bn), driving an increase in the leverage ratio to 4.1%

Liquidity position remains robust with liquidity pool of £145bn and LCR of 121%

Funding profile remains conservative and well diversified

Overall funding requirements expected to reduce further as Non-Core is run down

Continued proactive transition in Q2 towards holding company capital and funding model:

- Raised $1bn of senior unsecured debt at Barclays PLC which was used to subscribe for senior unsecured debt at Barclays Bank PLC

In H1 15, we issued £6bn of term debt, of which £5bn was public. This includes $4bn of senior unsecured debt issued by Barclays PLC, a £1bn covered bond from Barclays Bank PLC, and $1bn from the Dryrock programme in Delaware

1 Based on Barclays interpretation of the final CRD IV text and latest EBA technical standards | 2 Jun-15 and Mar-15 based on end-point CRR definition of Tier 1 capital for the numerator and the CRR definition of leverage exposure as adopted by the European Union delegated act. This is broadly consistent with the BCBS 270 definition, which was the basis of Jun-14, Sep-14 and Dec-14 comparatives. Dec-13 and Mar-14 not comparable to the estimates as of Jun-14 onwards due to different basis of preparation: estimated ratio and T1 capital based on PRA leverage ratio calculated as fully loaded CRD IV T1 capital adjusted for certain PRA defined deductions, and a PRA adjusted leverage exposure measure. | 3 Loan: deposit ratio for PCB, Barclaycard, Africa Banking and Non-Core retail | 4 NSFR based on the final guidelines published by the BCBS in October 2014. NSFR disclosed semi-annually

6 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Q2 Core performance: Positive jaws and PBT up 6%

Three months ended (£m)	Jun-14	Jun-15	% change
Income	6,397	6,520	2%
Impairment	(456)	(488)	(7%)
Total operating expenses	(3,975)	(3,888)	2%
– *Costs to achieve*	*(237)*	*(184)*	*22%*
– *Litigation and conduct*	*(136)*	*(41)*	*70%*
Profit before tax	1,993	2,105	6%
Attributable profit	1,171	1,273	9%
Financial performance measures			
Average allocated equity	£41.6bn	£46.7bn	
Return on average tangible equity	13.8%	13.3%	
Return on average equity	11.3%	11.0%	
Cost:income ratio	62%	60%	
Basic EPS contribution	7.2p	7.7p	
	Jun-14	Jun-15	
CRD IV RWAs	£324bn	£320bn	
Leverage exposure	£971bn	£973bn	

Financial performance

- PBT increased 6% to £2.1bn driven by particularly strong performance in the Investment Bank
  - Investment Bank PBT increased 35%
  - PCB PBT increased 10%[1]
  - Barclaycard PBT increased 8%
  - Africa Banking PBT remained broadly in line
- Income rose 2% to £6.5bn driven by strong growth in Barclaycard and steady income across the other businesses
- Impairment increased 7% driven by volume growth
  - Remains low relative to historical levels, reflecting the improved UK economic environment
- Total costs reduced 2% to £3.9bn reflecting reduced litigation and conduct charges, lower CTA and savings from strategic cost programmes
  - Remain focused on delivery of 2016 target
- Attributable profit was £1.3bn with EPS contribution of 7.7p
- RoE was 11.0% on a significantly increased capital base
  - Average allocated equity grew £5bn year-on-year to £47bn

[1] Excluding the impact of the loss on sale of the US Wealth business and US Wealth customer redress |

7 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Non-Core: Continued shrinkage and capital recycling

Three months ended (£m)	Jun-14	Mar-15	Jun-15
– *Businesses*	*245*	*122*	*153*
– *Securities and Loans*	*66*	*(73)*	*(42)*
– *Derivatives*	*(26)*	*(39)*	*(79)*
Income	285	10	32
Impairment	(82)	(29)	(8)
Total operating expenses	(468)	(239)	(282)
– *Costs to achieve*	*(17)*	*(11)*	*(12)*
– *Litigation and conduct*	*(10)*	*(9)*	*(36)*
Loss before tax	(337)	(256)	(256)
Attributable loss	(294)	(199)	(203)
Financial performance measures			
Average allocated equity	£13.7bn	£10.3bn	£9.3bn
Period end allocated equity	£12.7bn	£9.7bn	£8.3bn
Return on average equity drag[1]	(4.9%)	(3.4%)	(3.2%)
Basic EPS contribution	(1.8p)	(1.2p)	(1.2p)
	Jun-14	Mar-15	Jun-15
CRD IV RWAs	£87.5bn	£64.8bn	£56.6bn
Leverage exposure	£382bn	£236bn	£166bn

Highlights

- Period end allocated equity reduced by £4.4bn year-on-year to £8.3bn, including a £1.4bn reduction in Q215
- RWAs reduced a further £8bn in the quarter, with derivative RWAs reducing £5bn and securities and loans RWAs reducing £3bn
- Income was £32m, reflecting sales of income generating assets
- Credit impairment improved to £8m, driven by the impact of the sale of the Spanish business and improved performance in Europe retail
- Costs reduced 40% year-on-year to £282m reflecting the exit of the Spanish, UAE, commodities and several principal investment businesses
- Attributable loss was £203m, but with the continued reduction in allocated equity, the Non-Core drag on Group RoE reduced to 3.2%

[1] Return on average equity and average tangible equity for Barclays Non-Core represents its impact on the Group, being the difference between Barclays Group returns and Barclays Core returns. This does not represent the return on average equity and average tangible equity of the Non-Core business

8 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW

CAPITAL & LEVERAGE

HOLDCO TRANSITION & STRUCTURAL REFORM

LIQUIDITY & FUNDING

ASSET QUALITY

CREDIT RATING

APPENDIX

Capital & Leverage

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Continued strengthening of CET1 ratio

Fully loaded (FL) CRD IV CET1 ratio progression[1]


+50bps
9.1%
10.3%
10.6%
11.1%
>11%
Dec-13
Dec-14
Mar-15
Jun-15
2016 Target

- FL CRD IV CET1 ratio grew 50bps in Q2 2015 to 11.1% (Mar 2015: 10.6%), already meeting the end 2016 target
- FL CRD IV CET1 capital increased by £0.2bn to £42.0bn in Q2, driven by £1.2bn profit for the quarter, less £900m for own credit and dividends and a net £100m reduction for reserves and regulatory adjustments
- While we expect to continue to grow our CET1 ratio over time, we expect to stay around 11% throughout the rest of 2015
- Confident that our planned trajectory positions us well to meet expected future regulatory requirements

RWA reduction (£bn)[1]


(5%)
442
402
396
377
c.400
Dec-13
Dec-14
Mar-15
Jun-15
2016 Guidance

- RWAs reduced by £19bn to £377bn in Q2 (Mar 15: £396bn), mainly driven by an £8bn reduction in Non-Core to £57bn, and foreign exchange impacts (which were broadly hedged for CET1 ratio)
- The reduction in Non-Core was primarily a result of reductions in fixed income financing activities, derivatives compressions, and disposals

[1] Based on Barclays interpretation of the final CRD IV text and latest EBA technical standards. Following the full implementation of CRD IV reporting in 2014, the previously reported 31 December 2013 RWAs were revised by £6.9bn to £442bn and fully loaded CET1 ratio by (0.2%) to 9.1%

10 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW

CAPITAL & LEVERAGE

HOLDCO TRANSITION & STRUCTURAL REFORM

LIQUIDITY & FUNDING

ASSET QUALITY

CREDIT RATING

APPENDIX

RWAs: Closely managed to support business growth and capital ratio accretion

RWAs (£bn)1

396 8 8 1 5 377

Mar-15 Core 2 Non-Core2 Net model and methodology updates Other 3 Jun-15

Highlights

RWAs reduced by £19bn reflecting underlying trading book reductions in the Non-Core and Investment Bank

In Core, the Investment bank reduction was partially offset by business growth of mortgages in PCB and in the US for Barclaycard

Net Non-Core run-down of £8bn, reflecting the trading book reductions and also exit from Pakistan

Model and methodology driven updates resulted in a net £1.2bn increase due to a change in policy in relation to SFTs

1 Bridge items do not reconcile to start and end points due to rounding | 2 Excludes model and methodology driven movements | 3 Includes foreign exchange movements of £4.6bn. This does not include movements for modelled counterparty risk or modelled market risk |

11 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW

CAPITAL & LEVERAGE

HOLDCO TRANSITION & STRUCTURAL REFORM

LIQUIDITY & FUNDING

ASSET QUALITY

CREDIT RATING

APPENDIX

Non-Core: Further RWA and leverage reductions

RWAs by type (£bn)

48% 110 752 65 18 11 57 10 31

31 26 c.20 16 15 12 9 8 9

Dec-13 Dec-14 Mar-15 Jun-15 2017

Guidance

Operational risk1 Securities and loans Derivatives Businesses

Leverage exposure by type (£bn)

57% 382 2772 18 Original 236 2016 13 guidance 114 £180bn 166 101 5 83

107 99 56 39 23 22 Jun-14 Dec-14 Mar-15 Jun-15

Businesses Securities and loans Derivatives Other

1 Operational risk plus DTAs | 2 Total reflects rounding |

12 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Continued progress on the transition towards end-state capital structure

Evolution of capital structure


17.4%
Total capital ratio
3.4% (£12.8bn) T2
1.8% (£6.7bn) Legacy T1
1.1% (£4.2bn[1]) AT1
11.1% (£42.0bn) CET1
Barclays H1 15 capital structure (PRA Transitional)
CCCB/ Sectoral buffers
≥17%
Total capital ratio
≥2.9% T2 (incl. P2A)
2.0% AT1 (incl. P2A)
c. 1.5% Internal buffer
2.0% G-SII
2.5% Capital Conservation buffer
1.6% P2A
4.5% CET1
Barclays' 'target' end-state capital structure

Fully loaded CRD IV capital position

- Transitional and fully loaded total capital ratios increased by 60bps to 17.4% (Mar 15: 16.8%), and 60bps to 16.2% (Mar 15: 15.6%) respectively, primarily reflecting CET1 ratio progress
- We continue to transition towards our end-state capital structure which currently assumes at least 17% of total capital
- We aim to manage our capital structure in an efficient manner:
  - Expect to build an additional 90bps of AT1 to reach 2% in end-state through balanced issuance over time
  - Quantum of Tier 2 capital in end-state to maintain a total capital ratio of at least 17% will be informed by TLAC and MREL rules, as well as relative pricing of Tier 2 and senior unsecured debt

Pillar 2A requirement[2]

- Barclays 2015 Pillar 2A requirement as per the PRA's Individual Capital Guidance (ICG) is 2.8%. The ICG is subject to at least annual review
  - CET1 of 1.6% (assuming 56% of total P2A requirement)
  - AT1 of 0.5% (assuming 19% of total P2A requirement)
  - T2 of 0.7% (assuming 25% of total P2A requirement)
- The PRA consultation on the Pillar 2 framework (CP1/15), and Basel Committee consultations and reviews of approaches to Pillar 1 and Pillar 2 risk might further impact the Pillar 2A requirement in the future

[1] Net of other regulatory adjustments and deductions relating to AT1s of £130m | [2] Point in time assessment made at least annually, by the PRA, to reflect idiosyncratic risks not fully captured under Pillar 1 |

13 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Significant management focus on maintaining robust capital buffers above future mandatory distribution restrictions

CET1 requirements[1] (as at 1 January except H1)


Minimum CRD IV requirement
Pillar 2A
Capital conservation buffer (CET1)
G-SII buffer (CET1)
Trajectory of fully loaded CET1 ratio, assuming >11% target by 2016 is met after which we build towards c.12% in end state
Mandatory distribution restriction level[3]
Sliding scale of restrictions[4]
Estimated c.12%
11.1%
c.£16bn (410bps) Capital buffer
c.150bps Management buffer
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
7.2%
8.4%
9.5%
10.6%
0.5%
0.6%
1.0%
1.3%
1.5%
1.9%
2.0%
2.5%
1.6%
4.5%
60%
40%
20%
0%
Jun-15
Jan-16
Jan-17
Jan-18
Jan-19

Estimated buffers[1,2] (vs. AT1 7% trigger and 1 January MDA restrictions)

	Jun-15	Jan-16	Jan-17	Jan-18	Jan-19
To AT1 7% trigger	c.£16bn	c.£17bn	c.£18bn	c.£19bn	c.£20bn
To MDA restriction	n/a	c.£16bn	c.£13bn	c.£9bn	c.£6bn

- Maintained robust capital buffers above minimum CET1 requirements and Contingent Capital triggers:
  - AT1 securities and PRA 7% expectation: c.410bps or £16bn
  - T2 contingent capital: c.570bps or £21bn[5]
- Expect to build towards c.12% in end-state, including an internal management buffer of c.150bps above the current regulatory expectation of 10.6% in 2019[6]
- The internal management buffer is critical to guard against mandatory distribution restrictions[3], which are applicable from 1 Jan 2016 on a phased-in basis under CRD IV
- The internal management buffer, which is intended to absorb fluctuations in the CET1 ratio, is recalibrated frequently
- The 'target' end-state CET1 ratio could be revised in case of changes to minimum CET1 requirement or internal reassessment
- In addition to the internal management buffer, Barclays recovery plan actions are calibrated to take effect ahead of breaching the CBR (Combined Buffer Requirement)

[1] This analysis is presented for illustrative purposes only and is not a forecast of Barclays' results of operations or capital position or otherwise. The analysis is based on certain assumptions, which cannot be assured and are subject to change, including: straight line progress towards meeting our CET1 ratio targets; constant RWAs of £400bn as per 2016 guidance from 1 Jan 2016 onwards; holding constant the P2A at 2015 level (which may not be the case as the requirement is subject to at least annual review); and CET1 resources not required to meet any shortfall to the AT1 or T2 components of the minimum capital requirement. Proposals in the FSB Consultative Document on the "Adequacy of loss-absorbing capacity of global systemically important banks in resolution", published 10 Nov 2014 not considered. While not impacting mandatory distribution restrictions, this does not take into account any potential PRA buffer expectations | [2] Buffers (except Jun-15) calculated assuming straightline CET1 growth to 1 Jan 2019 expectation | [3] CRD IV rules on mandatory distribution restrictions apply from 1 January 2016 onwards based on transitional CET1 requirements. As per CRD Art. 141, restrictions on distributions (dividends and other payments in respect of ordinary shares, payments on AT1 securities and variable compensation) would apply in case of a breach of the Combined Buffer Requirement as defined in CRD Art 128(6) | [4] Calculated as profits multiplied by an MDA factor, both as defined in CRD Art. 141. and the PRA rule book implementing CRD IV | [5] Based on the CRD IV CET1 transitional (FSA October 2012 statement) the ratio was 12.7% as at 30 June 2015 based on £47.9bn of transitional CRD IV CET1 capital and £377bn of RWAs | [6] Barclays current regulatory target is to meet a FL CRD IV CET1 ratio of 9% by 2019, plus a Pillar 2A add-on (currently 1.6%). Pillar 2A requirements for 2015 held constant out to end-state for illustrative purposes. The PRA buffer is assumed to be below the combined buffer requirement of 4.5% in end-state albeit this might not be the case. CCCB, other systemic and sectoral buffer assumed to be zero

14 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW CAPITAL & LEVERAGE HOLDCO TRANSITION & STRUCTURAL REFORM LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Leverage ratio strengthened further towards target

Leverage ratio progression1

+40bps

>4%

3.7% 3.7% 4.1%

3.0%

Dec-13 1 Dec-14 Mar-15 Jun-15 2016

Target

Leverage exposure (£trn)1

BCBS 270

impact

(9%)

1.36

1.26

1.23 1.14

Dec-13 Dec-14 Mar-15 Jun-15

Leverage ratio grew by 40bps to 4.1% (Mar 2015: 3.7%), already meeting our 2016 target

The 40bps quarterly improvement was primarily driven by a £116bn reduction in leverage exposure and fully loaded tier 1 capital growth of £0.2bn

Leverage ratio already in excess of expected 2019 regulatory minimum requirement of 3.7%

Leverage exposure decreased by £116bn in Q2 2015, primarily driven by reductions in Barclays Non-Core

The £70bn reduction in Barclays Non-Core was mainly a result of an accelerated reduction in fixed income financing activities and reductions in derivatives exposures

Leverage exposure in our Core businesses decreased by £46bn to £973bn, primarily driven by reductions in derivatives exposure and trading portfolio assets due to a reduction in trading activity, portfolio optimisations and FX movements

1 Jun-15 and Mar-15 based on fully loaded CRR definition of Tier 1 capital for the numerator and the CRR definition of leverage exposure as adopted by the relevant European Union delegated act. This is broadly consistent with the BCBS 270 definition, which was the basis of the Dec-14 comparative. Dec-13 is not comparable to the estimates as of Jun-14 onwards due to different basis of preparation: estimated ratio and T1 capital based on PRA leverage ratio calculated as fully loaded CRD IV T1 capital adjusted for certain PRA defined deductions, and a PRA adjusted leverage exposure measure. |

15 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Leverage ratio increased to 4.1%

Leverage exposure[1] (£bn)


L&A and other assets[2]
Derivatives
SFTs
Undrawn commitments
Leverage ratio[1]
3.4%
3.7%
3.7%
4.1%
1,353
1,233
1,255
1,139
105
228
288
732
115
157
271
690
114
170
262
709
112
117
226
684
Jun-14
Dec-14
Mar-15
Jun-15

Highlights

- Improvement in leverage ratio driven by decrease in leverage exposure and growth in capital
- Leverage exposures during Q2 15 decreased by £116bn to £1,139bn mainly driven by decrease in leverage exposure in Non-Core, reduction in the IB and foreign exchange movements
- Leverage exposure in our Core businesses decreased by £46bn to £973bn, primarily driven by reductions in derivatives exposure and trading portfolio assets due to a reduction in trading activity, portfolio optimisation and FX movements
- Loans and advances and other assets decreased by £25bn to £684bn due to a reduction in trading portfolio assets

[1] Jun-15 and Mar-15 based on end-point CRR definition of Tier 1 capital for the numerator and the CRR definition of leverage exposure as adopted by the European Union delegated act. This is broadly consistent with the BCBS 270 definition, which was the basis of Jun-14 and Dec-14 comparatives | [2] Loans and advances and other assets net of regulatory deductions and other adjustments |

16 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW CAPITAL & LEVERAGE HOLDCO TRANSITION & STRUCTURAL REFORM LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Holding company transition and structural reform

PERFORMANCE OVERVIEW CAPITAL & LEVERAGE HOLDCO TRANSITION & STRUCTURAL REFORM LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Barclays PLC parent company accounts

Barclays PLC parent company balance sheet

Balance sheet

FY 14 H1 15

Notes £m £m

Assets

Investment in subsidiary 33,743 34,303

Loans and advances to subsidiary 2,866 5,318

Derivative financial instrument 313 194

Other assets 174 184

Total assets 37,096 39,999

Liabilities

Deposits from banks 528 519

Subordinated liabilities 810 800

Debt securities in issue 2,056 4,518

Other liabilities 10 -

Total liabilities 3,404 5,837

Shareholders’ equity

Called up share capital 4,125 4,193

Share premium account 16,684 17,330

Other equity instruments 4,326 4,326

Capital redemption reserve 394 394

Retained earnings 8,163 7,919

Total shareholders’ equity 33,692 34,162

Total liabilities and shareholders’ equity 37,096 39,999

Notes

Barclays PLC is the holding company of the Barclays Group

The HoldCo’s primary assets currently are its investments in, and loans and advances made to, its sole subsidiary, Barclays Bank PLC, the operating company

As Barclays is committed to issuing most capital and term senior unsecured debt out of the HoldCo going forward, the HoldCo balance sheet is expected to increase

Notes to the parent company balance sheet

Investment in subsidiary

The investment in subsidiary of £34,303m (2014: £33,743m) represents investments made into Barclays Bank PLC, including £4,326m (2014: £4,326m) of AT1 securities

Loans and advances to subsidiary and debt securities in issue

During H1 2015, Barclays PLC issued $4bn of Fixed Rate Senior Notes, accounted for as debt securities in issue. The proceeds raised through these transactions were used to make $4bn of Fixed Rate Senior Loans to Barclays Bank PLC, with a ranking corresponding to the notes issued by Barclays PLC

18 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW CAPITAL & LEVERAGE HOLDCO TRANSITION & STRUCTURAL REFORM LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Refinancing out of Holding Company supports achieving future Total Loss Absorbing Capacity (TLAC)1 requirements

(£bn) Jun-15

PRA transitional Common Equity Tier 1 capital 42

PRA transitional Additional Tier 1 regulatory capital 11

Barclays PLC (HoldCo) 4

Barclays Bank PLC (OpCo) 7

PRA transitional Tier 2 regulatory capital 13

Barclays PLC (HoldCo) 1

Barclays Bank PLC (OpCo) 12

PRA transitional total regulatory capital 66

Barclays PLC (HoldCo) vanilla term senior unsecured debt2 5

Barclays Bank PLC (OpCo) vanilla term senior unsecured debt3 22

Total term vanilla senior unsecured debt 93

RWAs 377

Leverage exposure 1,139

Proxy risk-weighted TLAC ratio ~ 25%

Proxy leverage based TLAC ratio ~ 8%

Proactive transition towards a HoldCo funding and capital model positions us well to meet potential future TLAC requirements

While requirements remain to be set, Barclays’ current expectation is a multi-year conformance period

Expect TLAC conformance to be achieved primarily through refinancing OpCo term senior unsecured debt out of the HoldCo

Based on Barclays current interpretation of TLAC requirements, our proxy TLAC ratio is 25%4 assuming that all Barclays Bank PLC vanilla term senior unsecured debt is refinanced from HoldCo and in the future, subordinated to OpCo operating liabilities

– Around half of our OpCo vanilla term senior unsecured debt matures before 20195 and could therefore be refinanced at HoldCo

– Further flexibility to meet future requirements through partially refinancing our £33bn of OpCo structured notes into vanilla HoldCo senior unsecured term debt

We currently do not intend to use HoldCo senior unsecured debt proceeds to subscribe for OpCo liabilities on a subordinated basis until required to do so by end state TLAC requirements

The future TLAC-ratio should further benefit from CET1 capital growth and further debt issuance towards end-state expectations

As TLAC rules are finalised, and as we approach implementation date, we will assess the appropriate composition and quantum of our future TLAC stack

Further clarity on MREL requirements expected from the Bank of England in Q315 and final rules on TLAC from the FSB in Q415

1 For illustrative purposes only reflecting Barclays’ interpretation of the FSB Consultative Document on “Adequacy of loss-absorbing capacity of global systemically important banks in resolution”, published 10 November 2014, including certain assumptions on the inclusion or exclusion of certain liabilities where further regulatory guidance is necessary. Evolving regulation, including the implementation of MREL beginning 1 Jan 2016 and any subsequent regulatory policy interpretations, may require a change to the current approach | 2 Barclays PLC issued term senior unsecured debt assumed to qualify for consolidated TLAC purposes | 3 Comprise all outstanding Barclays Bank PLC issued public and private vanilla term senior unsecured debt, regardless of residual maturity. This excludes £33bn of notes issued under the structured notes programmes | 4 Including the 4.5% combined buffer requirement which needs to be met in CET1. The combined buffer requirement comprises a 2% G-SII buffer and 2.5% capital conservation buffer on a fully phased in basis. | 5 Please see maturity profile of outstanding OpCo term senior unsecured debt on slide 48

19 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW CAPITAL & LEVERAGE HOLDCO TRANSITION & STRUCTURAL REFORM LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Managing the risk profile of Holding Company term senior unsecured debt today and in end-state

Managing HoldCo term senior debt credit profile in transition1

Barclays PLC (HoldCo) External term senior unsecured debt

Subscription of internal OpCo senior unsecured debt2

Barclays Bank PLC (OpCo) External term senior unsecured debt OpCo Operating Liabilities

We are currently using senior proceeds raised by Barclays PLC to subscribe for senior unsecured debt in Barclays Bank PLC

In a resolution scenario today, this should result in pari passu treatment between internally and externally issued OpCo senior unsecured debt1

Senior HoldCo investors should also be supported by OpCo capital and subordinated debt in current state

Delivering robust credit profile for HoldCo term senior unsecured investors in end-state3

Barclays PLC (HoldCo) External term senior unsecured debt, plus refinanced OpCo term senior unsecured debt

Subscription of internal “TLAC-eligible” debt4

Barclays Bank PLC (OpCo) Operating Liabilities less HoldCo refinanced term senior unsecured debt

Refinancing profile

OpCo Senior HoldCo Senior

Total capital Total capital

Barclays Proxy TLAC ratio evolution4

As we transition towards a HoldCo capital and term funding model, quantum of HoldCo term senior unsecured debt increases materially over time while outstanding OpCo term senior unsecured debt materially reduces

If HoldCo term senior unsecured debt proceeds are used to subscribe for TLAC-eligible debt in an OpCo in end-state, the structural subordination that would arise for HoldCo creditors should be mitigated by the increasing balance of term senior unsecured debt at the HoldCo and commensurate reducing balance of term senior unsecured debt at the OpCo

1 Barclays’ expectations of the creditor hierarchy in a resolution scenario; assumes internal subordination not imposed during transition | 2 HoldCo investments can be viewed in Barclays PLC parent company balance sheet, on slide 18 | 3 Assumes that most or all of the term non-structured senior unsecured funding currently outstanding at Barclays Bank PLC has been refinanced out of Barclays PLC | 4 Barclays’ Proxy TLAC ratio as illustrated on slide 19 reflecting Barclays’ interpretation of the FSB Consultative Document on “Adequacy of loss-absorbing capacity of global systemically important banks in resolution”, published 10 November 2014, including certain assumptions on the inclusion or exclusion of certain liabilities where further regulatory guidance is necessary. Evolving regulation, including the implementation of MREL beginning 1 Jan 2016 and any subsequent regulatory policy interpretations, may require a change to the current approach

20 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW CAPITAL & LEVERAGE HOLDCO TRANSITION & STRUCTURAL REFORM LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Progressing with plans for structural reform

Evolving group structure

Barclays PLC

UK ring-fenced bank

Newly established material UK bank

Barclays’ provider of retail and corporate products to UK customers

Substantial presence in the UK market with over 16 million customers

Barclays Bank PLC & international entities

Existing banking entities

International diversified business model, including international retail products, investment banking and corporate products

Will include Barclays Bank PLC, Barclays Africa and US IHC

Key strategic priority throughout Barclays Group

Continuous dialogue with key regulators to evolve plans

Maintaining financial robustness of all parts of the group critical in our planning

Does not signify a change to capital allocation strategy

We expect to be able to share more detail on our plans towards year end subject to our ongoing discussions with regulators

Implications for bondholders

Barclays PLC (HoldCo)

Progressive issuer of AT1 and Tier 2 capital

Expect material increase in term senior unsecured funding over time as Barclays Bank PLC term senior unsecured debt is refinanced out of the HoldCo

Diversification post structural reform retained at Barclays PLC

Barclays Bank PLC and other current and future operating subsidiaries

Capital and term senior unsecured funding needs expected to be met largely through internal TLAC

Secured funding to be issued out of the operating subsidiary holding the relevant assets

Barclays Bank PLC will continue to issue short-term wholesale funding (e.g. CDs, CPs and ABCPs) Areas of uncertainty

Location of issuance of structured notes dependant on final rules around TLAC-eligibility

Potential for some external issuance of capital and term senior unsecured debt in local markets to meet local funding and regulatory requirements

21 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW CAPITAL & LEVERAGE HOLDCO TRANSITION & STRUCTURAL REFORM LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Liquidity & Funding

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Maintaining a robust liquidity position, with pool well in excess of internal and external minimum requirements

High quality liquidity pool (£bn)


127
22
62
43
149
27
85
37
145
28
86
31
Dec-13
Dec-14
Jun-15
Cash & Deposits at Central Banks
Government Bonds
Other Available Liquidity

Estimated CRD IV/Basel 3 liquidity ratios

Metric	Dec-14	Jun-15	Expected 100% requirement date
LCR[1]	124%	121%	1 January 2018
Surplus	*£30bn*	*£26bn*	
NSFR[2]	102%	106%	1 January 2018

Surplus to 30-day Barclays-specific LRA

	Dec-14	Jun-15
LRA	124%	119%
Surplus	*£29bn*	*£23bn*

Key messages

- Stable liquidity position with the Group liquidity pool at £145bn, providing a surplus to internal and external minimum requirements
- Quality of the pool remains high:
  - 80% held in cash, deposits with central banks and high quality government bonds
  - 93% of government bonds are securities issued by UK, US, Japanese, French, German, Danish, Swiss and Dutch sovereigns
- Even though not a regulatory requirement, the size of our liquidity pool is 2.1x that of wholesale debt maturing in less than a year

[1] LCR estimated based on the EU delegated act | [2] Estimated based on the final BCBS rules published in October 2014 |

23 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

We maintain access to stable and diverse sources of funding, across customer deposits and wholesale debt

Broadly self-funded retail businesses[1](£bn)


91%
89%
88%
351
321
349
309
347
306
Dec-13
Dec-14
Jun-15
Retail LDR
Deposits from customers
L&A to customers

Key messages

- Group Loan to Deposit Ratio (LDR) and the LDR for PCB, Barclaycard and Africa Banking at 98% and 88% respectively[1]
- Excess customer deposits in PCB, Barclaycard and Africa Banking predominantly used to fund the liquidity buffer requirements for these businesses, making them broadly self funded
- Overall funding requirements for the Group reducing as Non-Core assets are run down

Total funding


Customer deposits
Secured term funding
Sub. debt
Short-term debt and other deposits
Unsecured term funding
£522bn
£508bn
£490bn
14%
14%
7%
4%
62%
13%
13%
8%
4%
62%
12%
13%
7%
4%
64%
Dec-13
Dec-14
Jun-15

2015 Funding Plan

- We guided to issuance of a gross amount of £10-15bn in 2015 across public and private senior unsecured, secured and subordinated debt. This is materially below term maturities of £23bn in 2015, of which £9bn remaining this year
- In H1 15, we issued £6bn publicly against this plan, including $4bn of senior unsecured debt from the HoldCo in two transactions, a £1bn covered bond from Barclays Bank PLC, and two tranches of $500m US cards securitisation from Barclays Bank Delaware
- We intend to maintain access to diverse sources of wholesale funding, through different products, currencies, maturities and channels
- We expect to be a measured issuer of AT1 securities over the next few years

[1] LDR for PCB, Barclaycard, Africa Banking and Non-Core retail

24 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Continue to access diverse wholesale funding sources across multiple products, currencies and maturities

Wholesale funding by product


13%
15%
4%
13%
25%
11%
12%
7%
Depostis from banks
CDs and CPs
ABCPs
Public benchmark MTNs
Privately placed MTNs
Covered bonds / ABS
Subornidated liabilities[1]
Other[2]

By remaining maturity[1]: WAM net of liquidity pool ≥120 months


13%
12%
7%
7%
4%
12%
21%
24%
≤ 1 month
> 1 mth but ≤ 3 mths
> 3 mths but ≤ 6 mths
> 6 mths but ≤ 9 mths
> 9 mths but ≤ 12 mths
> 1 year but ≤ 2 years
> 2 years but ≤ 5 years[1]
> 5 years[2]

By currency[1]	USD	EUR	GBP	Others
As at 30 June 2015	39%	31%	17%	13%
As at 31 December 2014	35%	32%	25%	8%

Key messages

- Overall funding requirements for the Group reducing as we de-lever the balance sheet. Total wholesale funding (excluding repurchase agreements) decreased in H1 15 to £157bn, by £14bn from 31 December 2014
  - £68bn matures in less than one year, while £20bn matures within one month (31 December 2014: £75bn and £17bn respectively)
- £6bn of term funding (net of early redemptions) issued in 2015. Activity includes:
  - $4bn public benchmark senior unsecured debt issued by Barclays PLC
  - £1bn of Covered bonds issued by Barclays Bank PLC
- We have £23bn of term funding maturing in 2015 (£9bn remaining for July to December) and £13bn maturing in 2016
- We expect to issue a gross amount of £10-15bn in 2015 across public and private senior unsecured, secured and subordinated debt and to maintain a stable and diverse funding base by type, currency and distribution channel

[1] Given different accounting treatments, AT1 capital is not included in outstanding subordinated liabilities, while T2 contingent capital notes are included | [2] Primarily comprised of fair valued deposits (£5bn) and secured financing of physical gold (£4bn) |

25 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW CAPITAL & LEVERAGE HOLDCO TRANSITION & STRUCTURAL REFORM

LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX Asset quality

PERFORMANCE OVERVIEW

CAPITAL & LEVERAGE

HOLDCO TRANSITION

& STRUCTURAL REFORM

LIQUIDITY & FUNDING

ASSET QUALITY

CREDIT RATING

APPENDIX

Continued strong Core asset quality

Impairment charge (£m)

44 41 45

LLR (bps)

(7%)

456 448 488

Q214 Q115 Q215

Highlights

Impairment increased 7% year-on-year to £488m

- LLR remained broadly flat at 45bps reflecting stable retail performance and a lack of any notable single name charges in wholesale

PCB impairment increased 4%, though remains at relatively low levels due to the improving UK economic environment, with LLR of 18bps

Barclaycard impairment increased 2%, accompanied by loans and advances growth of 11%. LLR reduced 26bps to 283bps

Africa Banking impairment increased 3% reflecting wholesale impairments in CIB, partially offset by lower impairment in RBB

PCB

17 14 18

LLR (bps)

(4)%

95 79 99

Q214 Q115 Q215

Barclaycard

309 305 283

(2)%

268 290 273

Q214 Q115 Q215

Africa Banking

111 94 112

(3)%

100 90 103

Q214 Q115 Q215

Impairment (£m)

27 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW

CAPITAL & LEVERAGE

HOLDCO TRANSITION

& STRUCTURAL REFORM

LIQUIDITY & FUNDING

ASSET QUALITY

CREDIT RATING

APPENDIX

Group impairment below long-term trends

Retail loan loss rate (LLR) (bps)

Dec-14 Jun-15

308 293

138 152

85 84 75 58 85 84

16 18

Personal & Corporate Banking Africa Banking Barclaycard Core Barclays Non-Core Group

Increasing Group Credit Risk Loans (CRLs) coverage and stable LLR

58% 60%

CRL coverage

2.00%

1.80%

46bps 40ps Dec-14 Jun-15

CRLs % of gross L&A Loan Loss rate

Wholesale loan loss rate (LLR) (bps)

Dec-14 Jun-15

48 33 30

13 14 12 14

8 5 (1) (13) (1)

Personal & Corporate Banking Africa Banking Investment Bank Core Barclays Non-Core Group

Definitions

A loan becomes a CRL when evidence of deterioration has been observed. A loan may be reported in one of three categories: impaired loans, accruing past due 90 days or more, impaired or restructured loans. These may include loans which, while impaired, are still performing but have associated individual impairment allowances raised against them

LLR is the impairment charge (annualised) as a proportion of gross loans and advances

28 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW CAPITAL & LEVERAGE HOLDCO TRANSITION & STRUCTURAL REFORM LIQUIDITY & FUNDING ASSET QUALITY CREDIT RATING APPENDIX

Reduced exposure to Eurozone periphery

Exposures by geography (£bn)1

Spain Italy Portugal Ireland

59.0 4.9 7.9 22.7 23.5 2012 52.8 6.7 6.3 20.6 19.2 2013 43.2 4.8 4.8 18.0 15.6 2014 25.5 3.5 4.2 15.5 2.3

Jun-15

Key Messages

The vast majority of the exposures to Spain have been disposed of as of 2 January 2015

Exposure to Spain, Italy, Portugal and Ireland reduced further, down 41% to £25.6bn in June 2015 in line with Non-Core strategy

Total net exposure to Greece is £35m (2014: £27m)

Local net funding mismatches decreased

- Portugal: €1.7bn funding gap (2014: €1.9bn)

- Italy: €4.8bn funding gap (2014: €9.9bn)

We continue to explore options to exit our other European retail and corporate exposures or materially reduce the capital they consume

Exposures by asset class (£bn)

Sovereign Financial institutions Corporate Residential mortgages Other retail lending

59.2 6.3 32.5 9.3 5.7 5.4 2012 53.1 5.9 31.4 7.1 6.5 2.2 2013 43.2 2.6 16.6 4.3 17.7 2.0 2014 25.6 2.3 14.6 3.7 3.3 1.6

Jun-15

1 Net on balance sheet |

29 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW

CAPITAL & LEVERAGE

HOLDCO TRANSITION

& STRUCTURAL REFORM

LIQUIDITY & FUNDING

ASSET QUALITY

CREDIT RATING

APPENDIX

Credit ratings

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Recent industry-wide credit rating agency (CRA) actions reflect evolving bank resolution frameworks

Ratings[1]	S&P	Moody's	Fitch
Standalone rating	bbb+	Baa2	a
Barclays PLC (B PLC - HoldCo)			
Senior long-term	BBB / Stable	Baa3 / Stable	A / Stable
Senior short-term	A-2	P-3	F1
Tier 2	BB+	Baa3	A-
AT1	B+	n/a	BB+
Barclays Bank PLC (BB PLC - OpCo)			
Senior long-term	A- / Stable	A2 / Stable	A / Stable
Senior short-term	A-2	P-1	F1
T2 CoCos	BB+	-	BBB-
UT2	BB+	Ba1	BBB
LT2	BBB-	Baa3/Ba1	A-
Tier 1	BB	Ba1/Ba2	BBB-/BB+
Rating action YTD 2015 – Industry wide	• Actions taken on certain UK, German, Austrian and Swiss non-operating holding companies and operating companies following reassessment of government support and review of "Additional Loss Absorbing Capacity" (ALAC)	• Bank rating actions globally following implementation of new bank rating methodology and reassessment of the likelihood of sovereign support	• Actions taken on banks in the EU, global systemically important banks in the US and Switzerland, and on banks in Hong Kong on 19 May 2015
Rating action YTD 2015 – Barclays specific	B PLC: • **3 Feb 2015:** long-term senior rating downgraded by two notches to BBB due to removal of government support • **9 June 2015:** AT1 securities upgraded by one notch to B+ BB PLC: • **9 June 2015:** senior long- and short-term ratings downgraded by one notch to A-/A-2 due to removal of government support, partially offset by ALAC	B PLC: • **28 May 2015:** long-term senior rating downgraded by three notches to Baa3 and short-term by one notch to P-3 due to removal of sovereign support • **28 May 2015:** subordinate ratings upgraded by one notch to Baa3 due to application of "loss given failure" analysis BB PLC: • **17 Mar 2015:** senior ratings affirmed and outlook changed to Stable	B PLC and BB PLC: • **19 May 2015:** long- and short-term senior ratings affirmed as Barclays standalone credit rating was rated at the previous Sovereign Support Floor and therefore did not benefit from sovereign support uplift

- Barclays carries a stable outlook with S&P, Moody's and Fitch
- Recent industry-wide CRA announcements were driven by evolving resolution frameworks which involved:
  - The reassessment of the likelihood of sovereign support for senior creditors resulting in downward pressure on senior credit ratings
  - Rating methodology updates and changes to reflect cushion of junior debt that would absorb losses ahead of senior bank creditors that partially or fully offset sovereign support notch removal
- There was no impact on Barclays' standalone credit ratings
- Action on bank HoldCos more punitive:
  - No uplift for loss absorbing capacity provided to senior creditors to offset sovereign support notch removal, and/or
  - Expected increase in thickness of the senior layer which will benefit LGD over time not taken into account
- As implementation of bank resolution frameworks are progressing at different paces across jurisdictions, timelines for CRA action differ

[1] Definitions of securities classes for comparison purposes and not necessarily in line with the respective CRA's own definitions

31 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW

CAPITAL & LEVERAGE

HOLDCO TRANSITION

& STRUCTURAL REFORM

LIQUIDITY & FUNDING

ASSET QUALITY

CREDIT RATING

APPENDIX

Barclays manages and reserves for potential rating actions in the liquidity pool

Contractual credit rating downgrade exposure

Total cumulative cash outflow

(£bn)

One-notch

Two-notch

Securitisation derivatives

2

3

Contingent liabilities

2

2

Derivatives margining

0

0

Liquidity facilities

1

2

Total

5

7

Key Messages

Barclays now has a stable outlook with all credit rating agencies

Total contractual credit rating downgrade exposure reduced by £9bn from £16bn at December 2014, prior to the S&P rating downgrade

The table on the left hand side shows contractual collateral requirements and contingent obligations following potential future one and two notch long-term and associated short-term simultaneous downgrades of Barclays Bank PLC across all credit rating agencies1

1 These numbers do not include the potential liquidity impact from loss of unsecured funding, such as from money market funds or loss of secured funding capacity |

32 | Barclays H1 2015 Fixed Income Investor Presentation

Summary1

Diversified international bank focused on delivering more sustainable and

Strategy driving simpler, focused improved returns and balanced Group structure

Focused on high growth businesses where we have competitive advantage, eliminating marginal or declining businesses

Core businesses delivered adjusted Return on Equity (RoE) of 11.1%

Core businesses performing well

On track to deliver a reduction in costs to <£14.5bn in 2016

Solid CET1 ratio of 11.1% and good track record of managing RWAs as we Capital and leverage ratios run-down Barclays Non-Core (BNC) and reinvest in core businesses continue to improve

Leverage ratio of 4.1%. Additional planned reductions in leverage exposure mainly through reductions in BNC

Robust liquidity position and well

Robust liquidity position with 121% Liquidity Coverage Ratio (LCR) diversified funding profile

Diversified funding base, combining customer deposits and wholesale funding, in multiple currencies, formats and tenors

Progressing plans on structural reform

Regulation

Proactive and practical approach to managing regulatory changes

Established track record of adapting to regulatory developments

1 Figures as at Jun-15 unless otherwise stated

33 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW

CAPITAL & LEVERAGE

HOLDCO TRANSITION

& STRUCTURAL REFORM

LIQUIDITY & FUNDING

ASSET QUALITY

CREDIT RATING

APPENDIX

Appendix

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

PCB: PBT up 10% excluding impact of US Wealth[1]

Three months ended (£m)	Jun-14	Jun-15	% change
– *Personal*	*1,027*	*1,005*	*(2%)*
– *Corporate*	*889*	*970*	*9%*
– *Wealth*	*272*	*235*	*(14%)*
Income	2,188	2,210	1%
Impairment	(95)	(99)	(4%)
Total operating expenses	(1,314)	(1,352)	(3%)
– *Costs to achieve*	*(58)*	*(97)*	*(67%)*
– *Litigation and conduct*	*(9)*	*(23)*	*(156%)*
Profit before tax[2]	780	709	(9%)
Attributable profit	559	500	(11%)

Financial performance measures		
Average allocated equity	£17.2bn	£18.1bn
Return on average tangible equity	17.5%	14.9%
Return on average equity	13.1%	11.2%
Cost:income ratio	60%	61%
Loan loss rate	17bps	18bps
Net interest margin	2.93%	2.99%

	Jun-14	Jun-15
Loans and advances to customers	£216.7bn	£217.5bn
Customer deposits	£298.3bn	£298.5bn
CRD IV RWAs	£117.9bn	£120.6bn

Impact of the US Wealth business[1] – Three months ended (£m)	Jun-15	Illustrative Jun-15	Illustrative % change
Income	(12)	2,222	2%
Total operating expenses	(83)	(1,269)	3%
– *Costs to achieve*	*(56)*	*(41)*	*29%*
– *Litigation and conduct*	*(20)*	*(3)*	*67%*
Other net (expenses)/income	(55)	5	n/a
Profit before tax	(150)	859	10%
Cost:income ratio		57%	

Financial performance

- PCB results were impacted by £150m of charges relating to the announced disposal of the US Wealth business and customer redress in the US
  - Excluding £12m of charges to income, £83m to operating expenses and £55m loss on sale, PBT would have increased 10%
- Excluding the impact of US Wealth[1], total income increased 2%
  - Personal income reduced 2% driven by mortgage margin pressure from existing customer rate switching and a reduction in fee income, partially offset by balance growth and improved savings margins
  - Corporate income increased 9% due to balance growth in both lending and deposits and improved deposit margins, partially offset by reduced margins in the lending business
- Impairment increased 4% due to loan growth
- Costs fell 3% excluding the impact of US Wealth[1], reflecting savings from restructuring of the branch network and technology improvements to increase automation

[1] Relates to the loss on sale of the US Wealth business and US Wealth customer redress | [2] Q215 includes (£50m) of other net expenses |

35 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Barclaycard: Continued growth with PBT up 8%

Three months ended (£m)	Jun-14	Jun-15	% change
Income	1,082	1,222	13%
Impairment	(268)	(273)	(2%)
Total operating expenses	(443)	(527)	(19%)
– *Costs to achieve*	*(23)*	*(31)*	*(35%)*
Profit before tax	**396**	**429**	**8%**
Attributable profit	**285**	**307**	**8%**
Financial performance measures			
Average allocated equity	£5.8bn	£6.3bn	
Return on average tangible equity	24.7%	24.9%	
Return on average equity	19.7%	19.7%	
Cost:income ratio	41%	43%	
Loan loss rate	309bps	283bps	
Net interest margin	8.92%	9.31%	
	Jun-14	**Jun-15**	
Loans and advances to customers	£33.2bn	£36.9bn	
Customer deposits	£5.9bn	£7.7bn	
CRD IV RWAs	£37.7bn	£40.3bn	

Financial performance

- PBT increased 8% resulting in an RoE of 19.7%
- Income grew 13% to £1.2bn driven by business growth and favourable FX movements in US Cards, partially offset by the impact of rate capping from European Interchange Fee Regulation
- Impairment increased 2%, while loans and advances grew 11%
  - Delinquency rates remained stable and LLR improved 26bps to 283bps
- Costs increased 19% to £527m reflecting continued investment in business growth, adverse FX movements and the impact of one-offs, including certain marketing costs and non-recurrence of VAT refund in Q214
  - Excluding these one-offs, operating expenses increased 8%

Total income (£m) – Q215


300
504
418

Loans and advances to customers at amortised cost (£bn) – Jun-15


7.3
15.8
13.8

UK Cards | US Cards | Other[1]

[1] Includes Barclaycard Business Solutions, Germany and Southern Europe Cards business

36 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Africa Banking: RoE increased to 9.7% and RoTE of 13.2%

Three months ended (£m)	Jun-14	Jun-15	% change
Income	895	910	2%
Impairment	(100)	(103)	(3%)
Total operating expenses	(553)	(564)	(2%)
– *Costs to achieve*	*(8)*	*(7)*	*13%*
Profit before tax	244	245	-
Attributable profit	78	96	23%
Financial performance measures			
Average allocated equity[2]	£3.8bn	£3.9bn	
Return on average tangible equity[2]	11.3%	13.2%	
Return on average equity[2]	8.1%	9.7%	
Cost:income ratio	62%	62%	
Loan loss rate	111bps	112bps	
Net interest margin	5.83%	5.87%	
	Jun-14	Jun-15	
Loans and advances to customers	£33.8bn	£33.8bn	
Customer deposits	£33.2bn	£34.4bn	
CRD IV RWAs	£36.5bn	£36.4bn	

Financial performance[1]

Based on average rates, ZAR depreciated against GBP by 4% in Q215 against Q214. Comments on business performance are based on reported results in GBP:

- PBT was broadly flat at £245m, though RoE increased to 9.7% and RoTE to 13.2% driven by a 23% increase in attributable profit
- Income increased 2%
  - Growth in Retail and Business Banking (RBB) in South Africa and in the Wealth, Investment Management and Insurance (WIMI) business
  - Corporate and Investment Banking (CIB) was impacted by lower trading performance
- Impairment increased 3% reflecting wholesale impairments in CIB and additional coverage on performing loans, partially offset by lower impairment in RBB
- Costs increased 2% reflecting inflationary pressures, resulting in higher staff costs, partially offset by the benefits of strategic cost programmes

[1] Africa Banking business unit performance based on BAGL results in addition to Egypt and Zimbabwe | [2] Barclays share of the statutory equity of the BAGL entity (together with that of the Barclays Egypt and Zimbabwe businesses which remain outside the BAGL corporate entity), as well as the Barclays' goodwill on acquisition of these businesses. The tangible equity for RoTE uses the same basis but excludes both the Barclays' goodwill on acquisition and the goodwill and intangibles held within the BAGL statutory equity |

37 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Investment Bank: PBT up 35% with double digit RoE

Three months ended (£m)	Jun-14	Jun-15	% change
Banking	727	708	(3%)
Markets	1,403	1,442	3%
– *Credit*	*270*	*272*	*1%*
– *Equities*	*629*	*616*	*(2%)*
– *Macro*	*504*	*554*	*10%*
Income[1]	2,154	2,150	-
Impairment release/(charge)	7	(12)	>(100)%
Total operating expenses	(1,594)	(1,373)	14%
– *Costs to achieve*	*(152)*	*(32)*	*79%*
– *Litigation and conduct*	*(85)*	*(13)*	*85%*
Profit before tax	567	765	35%
Attributable profit	204	417	>100%

Financial performance measures		
Average allocated equity	£15.5bn	£14.8bn
Return on average tangible equity	5.6%	12.2%
Return on average equity	5.3%	11.5%
Cost:income ratio	74%	64%

	Jun-14	Jun-15
CRD IV RWAs	£123.9bn	£115.3bn

Financial performance

- The returns focused strategy generated strong performance, as income remained consistent, while efficient use of capital and a 14% reduction in costs led to a significant increase in RoE to 11.5%
- Income was in line at £2.2bn
  - Banking decreased 3% driven by lower debt and equity underwriting income, partly offset by higher financial advisory fees
  - Credit increased 1% driven by higher income in credit flow trading, partially offset by lower income in securitised products
  - Equities decreased 2% due to reductions in equity derivatives and cash equities, partially offset by increased income in equity financing
  - Macro increased 10% due to higher income in rates and currency products, reflecting increased market volatility
- Costs decreased 14% due to lower CTA, compensation costs, and savings from strategic cost programmes through business restructuring and operational streamlining
  - Cost to income ratio was 64% for the quarter

[1] Includes 'Other' income

38 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW

CAPITAL & LEVERAGE

HOLDCO TRANSITION & STRUCTURAL REFORM

LIQUIDITY & FUNDING

ASSET QUALITY

CREDIT RATING

APPENDIX

Double digit returns in the Core business on a higher equity base, and reduced Non-Core drag

RoE RoTE

Core 11.3% 11.0% 41.6

46.7 13.8% 13.3% 38.6 34.0

Q214 Q215

RoE Average allocated RoTE Average allocated equity (£bn) tangible equity (£bn)

Non Core 13.7

13.5

9.3 9.1

RoE RoTE

(3.2%) Average allocated (4.2%) Average allocated

(4.9%) equity (£bn) (6.3%) tangible equity (£bn)

Group 55.3 56.0 47.5 47.7

7.8% 9.1%

6.4% 7.5%

RoE Average shareholders’ RoTE Average tangible shareholders’ equity (£bn) equity (£bn)

39 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW

CAPITAL & LEVERAGE

HOLDCO TRANSITION & STRUCTURAL REFORM

LIQUIDITY & FUNDING

ASSET QUALITY

CREDIT RATING

APPENDIX

Double digit returns in the Core business and improved IB returns

Q214 Q215

24.7% 24.9%

19.7% 19.7%

17.5%

14.9%

13.8%

13.1% 13.2% 13.3%

12.2%

11.2% 11.3% 11.5% 11.3%

11.0%

9.7%

8.1%

5.3% 5.6%

RoE RoTE RoE RoTE RoE RoTE RoE RoTE RoE RoTE

PCB Barclaycard Africa Banking Investment Bank Core

40 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW

CAPITAL & LEVERAGE

HOLDCO TRANSITION & STRUCTURAL REFORM

LIQUIDITY & FUNDING

ASSET QUALITY

CREDIT RATING

APPENDIX

Group adjusted operating expenses - delivery to date

Year-on-year progress – excluding CTA (£bn)

8.4 0.4

0.1 0.1 0.1

7.9

H114 Non-Core Investment PCB Head Africa Barclaycard H115 Bank Office Banking

Quarterly progression – excluding UK Bank Levy (£bn)

66% 64% Cost: income ratio

5.2

6%

4.5 4.4

4.4 4.4 4.4

4.3

4.2

4.1

Q213 Q313 Q413 Q114 Q214 Q314 Q414 Q115 Q215

41 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Group and Core cost targets

Group cost guidance[1] (£bn)


18.7
16.9
c.16.3
Non-Core
Core
FY13
FY14
FY15 Target
Costs to achieve (CTA)
£1.2bn
£1.2bn
c.£0.7bn[2]

Core cost target[1] (£bn)


16.4
15.1
<14.5
FY13
FY14
FY16 Target

[1] Excludes provisions for UK customer and FX redress, goodwill impairment and CTA | [2] 2016 CTA target of c.£0.2bn |

42 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW

CAPITAL & LEVERAGE

HOLDCO TRANSITION & STRUCTURAL REFORM

LIQUIDITY & FUNDING

ASSET QUALITY

CREDIT RATING

APPENDIX

Continued reduction in Core operating expenses

Core operating expenses1 (£bn)

2%

4.0 3.9 3.9

0.2 0.1 0.2

1.3 1.3 1.3

2.4 2.4 2.4

Q214 Q115 Q215

Staff costs Other operating expenses CTA

Highlights

Core costs reduced 2% year-on-year to £3.9bn driven by savings from strategic cost programmes principally in the Investment Bank and PCB

PCB costs increased 3%, though excluding the impact of US Wealth2, costs fell 3% reflecting savings from restructuring of the branch network and technology improvements to increase automation

Barclaycard costs increased 19% reflecting continued investment in business growth, higher CTA and adverse FX movements. Excluding one-off items, costs increased 8%

Africa Banking costs increased 2% reflecting inflationary pressures, resulting in higher staff costs, partially offset by the benefits of strategic cost programmes

Investment Bank costs reduced 14% driven by lower CTA, litigation and conduct charges, and benefits from restructuring, building exits and IT system rationalisation, despite adverse FX movements

PCB

Operating expenses (£bn)

(3%)

1.31 1.28 1.35

Q214 Q115 Q215

Barclaycard

(19%)

0.44 0.49 0.53

Q214 Q115 Q215

Africa Banking

(2%)

0.55 0.57 0.56

Q214 Q115 Q215

Investment Bank

14%

1.59 1.49

1.37

Q214 Q115 Q215

1 Totals in graph reflect rounding | 2 Relates to the loss on sale of the US Wealth business and US Wealth customer redress |

43 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Wholesale funding composition[1]

As at 30 June 2015 (£bn)	≤1 month	>1 month but ≤3 months	>3 months but ≤6 months	>6 months but ≤12 months	>9 months but ≤12 months	Total ≤1 year	>1 year but ≤2 years	>2 years but ≤5 years	>5 years	Total
Barclays PLC										
Senior unsecured MTNs (public benchmark)	-	-	-	-	-	-	-	2.5	2.0	4.5
Subordinated liabilities	-	-	-	-	-	-	-	0.8		0.8
Barclays Bank PLC										
Deposits from banks	11.4	6.3	1.2	0.7	0.5	20.1	0.5	-	0.4	21.0
Certificates of deposit and commercial paper	1.1	6.2	6.3	4.2	2.3	20.1	0.8	1.8	0.7	23.4
Asset backed commercial paper	3.2	1.9	0.6	-	-	5.7	-	-	-	5.7
Senior unsecured MTNs (public benchmark)	-	1.0	-	1.3	-	2.3	4.8	5.4	3.6	16.1
Senior unsecured MTNs (private placement)[2]	1.8	1.7	2.0	2.1	2.7	10.3	6.9	11.4	10.5	39.1
Covered bonds / ABS	-	1.1	0.2	0.9	1.1	3.3	4.1	6.2	4.0	17.6
Subordinated liabilities	-	-	-	-	-	-	-	3.0	15.3	18.3
Other[3]	2.9	0.9	1.1	1.0	0.2	6.1	1.7	1.1	1.6	10.5
Total	20.4	19.1	11.4	10.2	6.8	67.9	18.8	32.2	38.1	157.0
Total as at 31 March 2015	21.9	23.2	17.8	9.2	9.4	81.5	16.3	38.3	41.9	178.0

[1] The composition of wholesale funds comprises the balance sheet reported Deposits from Banks, Financial liabilities at Fair Value, Debt Securities in Issue and Subordinated Liabilities, excluding cash collateral and settlement balances. It also does not include collateral swaps, including participation in the Bank of England's Funding for Lending Scheme | [2] Includes structured notes of £33bn, £9bn of which matures within one year | [3] Primarily comprised of fair value deposits £5bn and secured financing of physical gold £4bn |

44 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW

CAPITAL & LEVERAGE

HOLDCO TRANSITION

& STRUCTURAL REFORM

LIQUIDITY & FUNDING

ASSET QUALITY

CREDIT RATING

APPENDIX

OpCo senior unsecured debt maturity profile

Expect to refinance £22bn of OpCo vanilla term unsecured debt out of the HoldCo over time, around half of which matures by 1 Jan 2019

Additional flexibility to meet future TLAC-requirement through partial refinancing of OpCo structured notes out of the HoldCo in TLAC-eligible form

Annual HoldCo senior debt issuance expected to be below combined OpCo term vanilla and structured senior unsecured debt maturities

BB PLC structured notes (£33bn total)

BB PLC term senior unsecured debt (£22bn total)

9.5

6.3 2.6

3.9

5.2

5.2 2

3.9 4.3 0.3

2.6 3.7

1.4 1.5 1.6 0.4

0.2

0.5

H2 2015 2016 2017 2018 2019 2020 2021 2022 2023+

45 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW

CAPITAL & LEVERAGE

HOLDCO TRANSITION

& STRUCTURAL REFORM

LIQUIDITY & FUNDING

ASSET QUALITY

CREDIT RATING

APPENDIX

In line with the European Bank Recovery & Resolution Directive the UK Banking Act now includes a statutory bail-in power

Overview

Statutory bail-in of debt is a key part of the regulatory response to the financial crisis, aimed at avoiding the bail-out of failing financial institutions with tax-payer funds

European Bank Recovery and Resolution Directive (“BRRD”): a European-wide framework for the recovery and resolution of credit institutions and investment firms:

Statutory “bail-in” power in respect of eligible liabilities, to be implemented in home state legislation by no later than 1 January 2016 (Article 130)

Requirement for eligible liabilities governed by non-EEA laws to include a contractual recognition by creditors that they are bound by any exercise of the statutory bail-in power (Article 55)

UK Banking Act: in line with the BRRD, the UK Banking Act was amended in January 2015 to include a “bail-in option” available to the UK resolution authority, enabling it to recapitalise a failed institution by allocating losses to its shareholders and unsecured creditors by writing down and/or converting their claims to equity:

Certain liabilities excluded from scope, such as insured deposits, secured liabilities (Section 48B(8))

Powers to be exercised broadly in a manner that respects the CRR capital hierarchy, and otherwise in accordance with the hierarchy of claims in liquidation

Principle that at least senior creditors should receive no less favourable treatment than they would have received in an insolvency

Considerations for Bondholders

Under Depositor Preference, the BRRD introduces seniority of deposits from natural persons and SMEs over wholesale liabilities

The scope of the UK bail-in power extends to include all outstanding unsecured wholesale liabilities of original tenor greater than 7 days

Liabilities issued prior to the introduction of the statutory bail-in power, including those issued under non-EEA governing laws, may be subject to bail-in irrespective of issuance date, unless they are ‘excluded liabilities’ (i.e. all outstanding unsecured liabilities with an original tenor greater than 7 days may be subject to bail-in). Guiding principle is that the bail-in power should be exercised in accordance with the CRR capital hierarchy, and otherwise in accordance with ordinary creditor hierarchy and that creditors holding eligible liabilities of equal rank should be treated equally

In accordance with rules made by the PRA (reflecting Article 55 of the BRRD), Barclays has begun including in the terms of its wholesale term debt securities, governed by non-EEA laws, a provision whereby investors acknowledge the scope of, and agree to be bound by, the UK bail-in power

Note, the inclusion of such an acknowledgement is not intended to change the ranking or treatment of such non-EEA law governed instruments relative to EEA law governed instruments in respect of a UK bail-in, rather it clarifies that all such instruments should be treated equally in the event of a UK bail-in

46 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW

CAPITAL & LEVERAGE

HOLDCO TRANSITION

& STRUCTURAL REFORM

LIQUIDITY & FUNDING

ASSET QUALITY

CREDIT RATING

APPENDIX

Repositioning and simplifying Barclays

Rightsizing and focusing the Investment Bank

Establishing a dedicated Non-Core unit and a new Personal and Corporate Banking business

Allocating capital to growth businesses

Delivering a structurally lower cost base

Generating higher and more sustainable returns

As presented at the Group Strategy Update on 8th May 2014

47 | Barclays H1 2015 Fixed Income Investor Presentation

PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Reducing and reallocating RWAs to drive growth and returns

	2013 pre-resegmentation (£bn)	2013 post-resegmentation estimate (£bn)	2016 guidance (£bn)
Leverage exposure	£1.4tn	£1.4tn	c.£1.1tn[1]
RWAs	£436bn	£436bn	c.£400bn


Retail and Commercial 214
49%
Investment Bank 222
51%
26%
46%
28%
Non-Core c.115
Core (excl. IB) c.200
Core IB c.120
c.55%
+15%
Maintained
Non-Core c.50
Core (excl. IB) c.230
Core IB c.120
<15%
c.55%
≤30%

The Core Investment Bank will represent no more than 30% of the Group's RWAs

[1] 2016 leverage exposure estimated on the basis of calculation methodology set out in BCBS Jan-14 proposals. All other regulatory metrics calculated on a CRD IV basis

48 | Barclays H1 2015 Fixed Income Investor Presentation

Preliminary numbers as presented at the Group Strategy Update on 8th May 2014

PERFORMANCE OVERVIEW

CAPITAL & LEVERAGE

HOLDCO TRANSITION

& STRUCTURAL REFORM

LIQUIDITY & FUNDING

ASSET QUALITY

CREDIT RATING

APPENDIX

Core Investment Bank: Building on competitive advantages

Core Investment Bank

FY 20131

RWAs: c.£120bn Leverage exposure: c.£490bn

Markets

Global equities

Cash equities Equity derivatives Equity prime

Global credit

Credit products Securitised products Municipals

Right-sized macro

Foreign exchange Rates

Fixed income secondary trading to be standard, cleared and collateralised, short term and executed on the electronic flow platform where relevant

Banking

ECM

DCM

Advisory

Origination led

Build on leading positions in our home markets of the UK and the US, where we are already well positioned

Exit those products with low returns under new regulatory rules

Structurally lower the cost base through infrastructure efficiencies and refining the client proposition

Improve capital efficiency of Markets businesses

Non-Core Investment Bank

RWAs: c.£90bn Leverage exposure: c.£340bn

Markets

Exit Quadrant Assets

Most physical commodities

Certain Emerging Markets products

Capital intensive Macro transactions

Principal Businesses

Investments

Credit

Banking

Front-to-back efficiency driven headcount reductions

1 CRD IV basis |

Preliminary numbers as presented at the Group Strategy Update on 8th May 2014

49 | Barclays H1 2015 Fixed Income Investor Presentation

Contact – Debt Investor Relations Team

Lisa Bartrip

+44 (0)20 7773 0708

lisa.bartrip@barclays.com

Sofia Lonnqvist

+44 (0)20 7116 5716

sofia.lonnqvist@barclays.com

Dan Colvin

+44 (0)20 7116 6533

daniel.colvin@barclays.com

Website:

barclays.com/barclays-investor-relations.html

50 | Barclays H1 2015 Fixed Income Investor Presentation

Disclaimer

Important Notice

The information, statements and opinions contained in this presentation do not constitute a public offer under any applicable legislation, an offer to sell or solicitation of any offer to buy any securities or financial instruments, or any advice or recommendation with respect to such securities or other financial instruments.

Forward-looking Statements

This presentation contains certain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as amended, and Section 27A of the US Securities Act of 1933, as amended, with respect to the Group. Barclays cautions readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as ‘may’, ‘will’, ‘seek’, ‘continue’, ‘aim’, ‘anticipate’, ‘target’, ‘projected’, ‘expect’, ‘estimate’, ‘intend’, ‘plan’, ‘goal’, ‘believe’, ‘achieve’ or other words of similar meaning.

Examples of forward-looking statements include, among others, statements regarding the Group’s future financial position, income growth, assets, impairment charges and provisions, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios), projected levels of growth in the banking and financial markets, projected costs or savings, original and revised commitments and targets in connection with the strategic cost Programme and the Group Strategy Update, run-down of assets and businesses within Barclays Non-Core, estimates of capital expenditures and plans and objectives for future operations, projected employee numbers and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards, evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; UK, US, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of any entities within the Group or any securities issued by such entities; the potential for one or more countries exiting the Eurozone; the implementation of the strategic cost Programme; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group’s control. As a result, the Group’s actual future results, dividend payments, and capital and leverage ratios may differ materially from the plans, goals, and expectations set forth in the Group’s forward-looking statements. Additional risks and factors which may impact the Group’s future financial condition and performance are identified in our filings with the SEC (including, without limitation, our Annual Report on Form 20-F for the fiscal year ended 31 December 2014), which are available on the SEC’s website at http://www.sec.gov.

Subject to our obligations under the applicable laws and regulations of the United Kingdom and the United States in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward looking statements, whether as a result of new information, future events or otherwise.

51 | Barclays H1 2015 Fixed Income Investor Presentation

Disclaimer (continued)

Barclays has filed a registration statement (including a prospectus) and has filed, or will file, a prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for the offering of securities to which this document relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to the offering of the Securities (when filed) and other documents that Barclays will file with the SEC. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847.

Certain non-IFRS Measures

Barclays management believes that the non-International Financial Reporting Standards (non-IFRS) measures included in this document provide valuable information to readers of its financial statements because they enable the reader to identify a more consistent basis for comparing the business’ performance between financial periods, and provide more detail concerning the elements of performance which the managers of these businesses are most directly able to influence or are relevant for an assessment of the Group. They also reflect an important aspect of the way in which operating targets are defined and performance is monitored by Barclays management. However, any non-IFRS measures in this document are not a substitute for IFRS measures and readers should consider the IFRS measures as well. As management reviews the adjusting items described below at a Group level, segmental results are presented excluding these items in accordance with IFRS 8; “Operating Segments”. Statutory and adjusted performance is reconciled at a Group level only. Key non-IFRS measures included in this document and the most directly comparable IFRS measures are described below. Quantitative reconciliations of these measures to the relevant IFRS measures are included in Exhibit 99.1 of the Barclays’ Form 6-K filed with the SEC on July 29, 2015 (Film No. 15811411) (the “July 29 Form 6-K”) (available at http://www.sec.gov/Archives/edgar/data/312069/000119312515268091/d55989dex991.htm) and such quantitative reconciliations are incorporated by reference into this document.

Adjusted profit before tax is the non-IFRS equivalent of profit before tax as it excludes the impact of own credit, goodwill impairment, provisions for UK customer redress, gain on US Lehman acquisition assets, provisions for ongoing investigations and litigation primarily relating to Foreign Exchange, loss on sale of the Spanish business; Education, Social Housing, and Local Authority (ESHLA) valuation revision, and gain on valuation of a component of the defined retirement benefit liability. A reconciliation to IFRS is presented on page 3 of the July 29 Form 6-K;

Adjusted profit after tax represents profit after tax, excluding the impact of tax on adjusting items. A reconciliation to IFRS is presented on page 3 of the July 29 Form 6-K;

Adjusted attributable profit represents adjusted profit after tax less profit attributable to non-controlling interests. The comparable IFRS measure is attributable profit;

Adjusted income and adjusted total income net of insurance claims represents total income net of insurance claims excluding the impact of own credit. A reconciliation to IFRS is presented on page 3 of the July 29 Form 6-K;

52 | Barclays H1 2015 Fixed Income Investor Presentation

Disclaimer (continued)

Adjusted total operating expenses represents operating expenses excluding goodwill impairment, provisions for UK customer redress, provisions for ongoing investigations and litigation primarily relating to Foreign Exchange and gain on valuation of a component of the defined retirement benefit liability. A reconciliation to IFRS is presented on page 3 of the July 29 Form 6-K;

Adjusted litigation and conduct represents litigation and conduct excluding provisions for UK customer redress and provisions for ongoing investigations and litigation primarily relating to Foreign Exchange. A reconciliation to IFRS is presented on page 3 of the July 29 Form 6-K;

Adjusted cost: income ratio represents cost: income ratio excluding the impact of own credit; the provisions for PPI redress; gain on US Lehman acquisition assets; provision for investigations and litigation primarily relating to Foreign Exchange and gain on valuation of a component of the defined retirement benefit liability. The comparable IFRS measure is cost: income ratio, which represents operating expenses to income net of insurance claims. A reconciliation to IFRS is presented on page 9 of the July 29 Form 6-K;

Adjusted basic earnings per share represents adjusted attributable profit divided by the basic weighted average number of shares in issue. The comparable IFRS measure is basic earnings per share, which represents profit after tax and non-controlling interests, divided by the basic weighted average number of shares in issue;

Adjusted return on average shareholders’ equity represents annualised adjusted profit after tax for the period attributable to ordinary shareholders, including an adjustment for the tax credit in reserves in respect of other equity instruments, as a proportion of average shareholders’ equity, excluding non-controlling interests, the impact of own credit on retained earnings, and other equity instruments. The comparable IFRS measure is return on average shareholders’ equity which represents annualised profit after tax for the period attributable to ordinary shareholders, including an adjustment for the tax credit in reserves in respect of other equity instruments, as a proportion of average shareholders’ equity, excluding non-controlling interests and other equity instruments;

Adjusted return on average tangible shareholders’ equity represents annualised adjusted profit after tax for the period attributable to ordinary shareholders, including an adjustment for the tax credit in reserves in respect of other equity instruments, as a proportion of average shareholders’ equity excluding non-controlling interests, the impact of own credit on retained earnings, and other equity instruments adjusted for the deduction of intangible assets and goodwill. The comparable IFRS measure is return on average tangible shareholders’ equity which represents annualised profit after tax for the period attributable to ordinary shareholders, including an adjustment for the tax credit in reserves in respect of other equity instruments, as a proportion of average shareholders’ equity excluding non-controlling interests and other equity instruments adjusted for the deduction of intangible assets and goodwill;

Barclays Core results are non-IFRS measures because they represent the sum of five Operating Segments, each of which is prepared in accordance with IFRS 8 Operating Segments: Personal and Corporate Banking, Barclaycard, Africa Banking, Investment Bank and Head Office. A reconciliation to the corresponding statutory Group measures is provided on page 4 of the July 29 Form 6-K;

53 | Barclays H1 2015 Fixed Income Investor Presentation

Disclaimer (continued)

Liquidity Coverage Ratio (LCR) is calculated according to the Commission Delegated Regulation of October 2014 that supplements Regulation (EU) 575/2013 (CRDIV) published by the European Commission in June 2013. The metric is a ratio that is not yet fully implemented in local regulations and, as such, represents a non-IFRS measure;

Net Stable Funding Ratio (NSFR) is calculated according to the definition and methodology detailed in the standard provided by the Basel Committee on Banking Supervision. The original guidelines released in December 2010 (‘Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring’, December 2010) were revised for in October 2014 (‘Basel III: The Net Stable Funding Ratio’, October 2014). The metric is a regulatory ratio that is not yet finalised in local regulations and, as such, represents a non-IFRS measure. This definition and the methodology used to calculate this metric is subject to further revisions ahead of the implementation date and our interpretation of this calculation may not be consistent with that of other financial institutions;

Transitional CET1 ratio according to FSA October 2012. This measure is calculated by taking into account the statement of the Financial Services Authority, the predecessor of the Prudential Regulation Authority, on CRD IV transitional provisions in October 2012, assuming such provisions were applied as at 1 January 2014. This ratio is used as the relevant measure starting 1 January 2014 for purposes of determining whether the automatic write-down trigger (specified as a Transitional CET1 ratio according to FSA October 2012 of less than 7.00%) has occurred under the terms of the Contingent Capital Notes issued by Barclays Bank PLC on November 21, 2012 (CUSIP: 06740L8C2) and April 10, 2013 (CUSIP: 06739FHK0). Please refer to page 37 of the July 29 Form 6-K for a reconciliation of this measure to CRD IV CET1 ratio; and

The estimate of “Proxy Total Loss Absorbing Capacity (TLAC) ratio” reflects Barclays’ current understanding of how the Financial Stability Board’s Consultative Document on “Adequacy of loss-absorbing capacity of global systemically important banks in resolution” may be implemented in the United Kingdom. The estimate reflects certain assumptions on the inclusion or exclusion of certain liabilities where further regulatory guidance is necessary. Evolving regulation, including the implementation of MREL beginning 1 Jan 2016 and any subsequent regulatory policy interpretations, may require a change to the current approach. As such metric is subject to further regulatory guidance and it is not yet implemented in local regulations, the estimate of this metric represents a non-IFRS measure and is presented in this document for illustrative purposes only.

54 | Barclays H1 2015 Fixed Income Investor Presentation